Exhibit 10.1
AGREEMENT
This agreement is by and between Caltech and VIASPACE and supercedes an agreement between the parties dated 15 August 2007 in which Caltech granted to VIASPACE an exclusive license to applications PCT/US06/30137 and a continuation in part thereon for an electrochemical thermodynamic measurement system “the technology”. In consideration for the return to Caltech of the technology, including all measurement units, designs. drawings, spare parts, specifications and prototypes, Caltech agrees to the following;[i] cancellation of the patent cost debt related to the technology and [ii]cancellation of the patent cost debt related to fuel cell patents covered by the license between Caltech and DMFCC, a subsidiary of VIASPACE, provided VIASPACE or DMFCC pays to Caltech $25,000 and agrees to return said fuel cell patents to Caltech if it fails to maintain the patents or if it fails within 4 years of the date of this agreement to commercialize or license one or more of the fuel cell patents.
For clarification, all patent expenses incurred through August 5, 2009 are canceled, and VIASPACE/DMFCC is free to not maintain one or more individual patents if they do not meet business objectives in which case such individual patent if maintained by Caltech shall revert back to Caltech. These patents will be offered back to Caltech, but failure to maintain individual patents does not trigger the return of the entire portfolio. If the portfolio is returned to Caltech, DMFCC will be granted a royalty-free nonexclusive license without the right to sublicense to the patents covering the ability to make, use, sell, offer to sell and import the items covered by the patents.
Please sign and date below your acceptance of the above.

/S/ LAWRENCE GILBERT
August 5, 2009
Lawrence Gilbert
Senior Director
Office of Technology Transfer
California Institute of Technology
1200 E. California Blvd. (210-85)
Pasadena, CA 91125

/S/ CARL KUKKONEN
August 11, 2009
Carl Kukkonen
CEO VIASPACE Inc.
CEO DMFCC
2102 Business Center Dr. Suite 130
Irvine, CA 92612